UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
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☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12

REXAHN PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REXAHN PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 12, 2008

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the Stockholders of Rexahn Pharmaceuticals, Inc. (the “Company”) will be held on June 12, 2008, at 10:00 a.m. (local time), at the corporate headquarters of Rexahn Pharmaceuticals, Inc., located at 9620 Medical Center Drive, Rockville, Maryland 20850 (the “Annual Meeting”).  The Annual Meeting is called for the following purposes:

1. To elect seven (7) directors to a term of one year each, or until their successors have been elected and qualified;

2. To ratify the appointment of Lazar, Levine & Felix, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008; and

3. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed May 12, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,
/s/ Chang H. Ahn
Chang H. Ahn
Chairman of the Board

April 29, 2008

REXAHN PHARMACEUTICALS, INC.

9620 Medical Center Drive
Rockville, Maryland 20850
(240) 268-5300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held June 12, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9620 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the corporate headquarters of Rexahn Pharmaceuticals, Inc., located at 9620 Medical Center Drive, Rockville, Maryland 20850, on June 12, 2008, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted.  Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors” and the ratification of the appointment of Lazar, Levine & Felix, LLP as the independent auditors of the Company.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 19, 2008.

Your vote is important.  Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting.  If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

Common Questions Regarding Proxies

Q:	Why am I receiving this Proxy Statement and proxy card?

A:            You are receiving a Proxy Statement and proxy card from us because you own shares of common stock of the Company.  This Proxy Statement describes issues on which we would like you, as a stockholder, to vote.  It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Dr. Chang H. Ahn and Tae Heum Jeong as your representatives at the meeting.  Dr. Ahn and Mr. Jeong will vote your shares at the meeting as you have instructed them on the proxy card.  This way, your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.  You can always decide to vote in person.

Q:	What is the record date?

A:            The record date is May 12, 2008.  Only holders of common stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of April 22, 2008, the Company had 55,935,649 shares of common stock outstanding.

Q:	What am I voting on?

A:            You are being asked to vote on the election of seven (7) directors to the terms described in the Proxy Statement and the ratification of Lazar, Levine & Felix, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

Q:	How do I vote?

A:            You may either vote by mail or in person at the Annual Meeting.  To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope.  If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions.  If you return a signed proxy card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors.  We will pass out written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares through a brokerage account and do not have a physical share certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:	What does it mean if I receive more than one proxy card?

A:            It means that you have multiple accounts at the transfer agent and/or with stockbrokers.  Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many votes do you need to hold the meeting?

A:            A majority of the Company’s issued and outstanding shares of common stock as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business.  This is called a quorum.

Q:	What if I abstain from voting?

A:            Abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum.  If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the ratification of the Company’s independent auditors.

Q:	What if I don’t provide voting instructions to my broker?

A:            If your shares are held in street name and you do not provide voting instructions to your broker, then your shares will be counted as present or represented by proxy for purposes of determining the existence of a quorum, and will be voted in the broker's discretion for routine matters.

Q:	How many votes must the nominees have to be elected?

A:            In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the seven nominees who receive the most number of votes cast will be elected.

Q:	Where can I find the voting results of the Annual Meeting?

A:            We will announce the voting results at the Annual Meeting.  We will also publish the results in our quarterly report on Form 10-QSB for the second quarter of 2008.  We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy:

•	by contacting Rexahn’s corporate offices via phone at (240) 268-5300 or by e-mail at IR@Rexahn.com; or

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room at 1-800-SEC-0330.

VOTING SECURITIES

Holders of record of shares of the Company’s common stock, par value $.0001 per share, as of the close of business on May 12, 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters.  Each outstanding share of common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.  A majority of the issued and outstanding shares of common stock entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to ratify the appointment of Lazar, Levine & Felix, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.  Thus, an abstention from voting on this proposal will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The table below sets forth the beneficial ownership of common stock as of April 22, 2008 by the following individuals or entities:

•	each person, or group of affiliated persons, known to us to own beneficially own 5% or more of the outstanding common stock;

•	each director;

•	each executive officer; and

•	all of the directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of April 22, 2008, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Shares of Rexahn Pharmaceuticals Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers:
Chang H. Ahn*	15,510,000	(1)	27.71%
Charles Beever*	50,000	(2)	Less than 1%
Kwang Soo Cheong*	40,000	(3)	Less than 1%
Tae Heum Jeong*	1,255,000	(4)	2.24%
Y. Michele Kang*	40,000	(5)	Less than 1%
David McIntosh*	185,000	(6)	Less than 1%
Freddie Ann Hoffman*	21,000	(7)	Less than 1%
All executive officers and directors as a group (7 persons)	17,091,000		30.55%

Holders of more than 5% of shares:
Rexgene Biotech Co., Ltd.**	5,505,956	(8)	9.84%
Chong Kun Dang Pharmaceutical Corp.***	3,000,000	(8) (9)	5.36%
KT&G Corporation****	4,642,858	(8)	8.30%

*	c/o Rexahn Pharmaceuticals, Inc., 9620 Medical Center Drive, Rockville, MD 20850.

**	9F Wooyoung Venture Bldg. 1330-13, Seocho-dong, Seocho-gu, Seoul 137-070, Korea.

***	368, 3 gu, Chungjeong-ro, Seodaemun gu, Seoul 120 756, Korea.

****	100 Pyongchon dong, Daedeog gu, Daejeon 306 130, Korea.

(1)
Includes Dr. Ahn’s options to purchase 1,000,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008, 500,000 shares held by Dr. Ahn’s wife, Inok Ahn, and Mrs. Ahn’s options to purchase 500,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(2)	Includes Mr. Beever's options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(3)	Includes Dr. Cheong's options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(4)	Includes Mr. Jeong’s options to purchase 750,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(5)	Includes Ms. Kang's options to purchase 40,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(6)	Includes Mr. McIntosh’s options to purchase 185,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(7)	Includes Dr. Hoffman's options to purchase 20,000 shares of common stock that are currently exercisable or exercisable within 60 days of April 22, 2008.

(8)	The boards of directors of each of Rexgene, Chong Kun Dang and KT&G, each a Korean corporation, have sole voting and sole investment power as to the shares owned by their respective corporations.

(9)
Includes 750,000 shares of common stock held by Kyungbo Pharm, a subsidiary of Chong Kun Dang.  Excludes 2,000,000 shares of common stock held by Jang-Han Rhee, Chief Executive Officer of Chong Kun Dang and a former director of the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven (7) director nominees are seeking to be elected at the Annual Meeting to serve a one-year term until the next Annual Meeting in 2008.  All of the nominees currently serve as directors of the Company.  All nominees have consented to being named in this Proxy Statement and to serve if elected.

The Board recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the nominees, unless the proxy contains contrary instructions.  The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

The following table sets forth the names, ages and positions of our directors:

Name	Age	Position
Dr. Chang H. Ahn	56	Chairman of the Board, Chief Executive Officer and Director
Charles Beever	55	Director
Kwang Soo Cheong	46	Director
Y. Michele Kang	48	Director
David McIntosh	49	Director
Dr. Freddie Ann Hoffman	57	Director
Tae Heum Jeong	37	Chief Financial Officer, Secretary and Director

Chang H. Ahn.  Dr. Ahn has served as Chairman of the Board, Chief Executive Officer and a Director since May 2005.  Dr. Ahn served as Chairman and Chief Executive Officer of Rexahn, Corp from its incorporation in March 2001 to May 2005.  From 1988 to 2001, Dr. Ahn held dual positions as both Expert Regulatory Pharmacologist and Lab Head at the FDA's Center for Drug Evaluation and Research.  Prior to joining the FDA in 1988, Dr. Ahn carried out cancer research at the National Cancer Institute, as well as at Emory University's School of Medicine.  In 2003 and 2004, Dr. Ahn organized and chaired the U.S.-Korea Bio Business and Partnership Forum, for which Maryland State and Montgomery County are partners.  He also served as president of the Society of Biomedical Research from 2000 to 2003.  Dr. Ahn holds a Ph.D. in pharmacology from Ohio State University.  He also holds two B.S. degrees in pharmacy from Creighton University and Seoul National University.

Charles Beever.  Mr. Beever has served as a director since May 2006.  He has been a partner and Vice President of Booz Allen & Hamilton, Inc. since October 1993, and served as staff member and Engagement Manager at Booz Allen Hamilton from January 1984 to October 2003.  Prior to joining Booz Allen Hamilton, Mr. Beever served as Plant Production Manager from October 1981 to January 1984, Industrial Engineering Manager from June 1979 to October 1981 and Production Supervisor from July 1978 to June 1979 at McGraw-Edison Company.  Mr. Beever holds a B.A. in Economics from Haverford College, where he was elected to Phi Beta Kappa, and an M.B.A. from the Harvard Graduate School of Business Administration.

Kwang Soo Cheong.  Dr. Cheong has served as a director since May 2006.  He is a faculty member at the Department of Finance of the Johns Hopkins University Carey Business School (Assistant Professor: 2001-2005 & Associate Professor: 2006 to date).  Dr. Cheong was an Assistant Professor of Economics at the University of Hawaii from 1994 to 2001, and he was a lecturer at the Department of Economics of Stanford University from 1993 to 1994.  During the summer of 1995, Dr. Cheong was a Visiting Fellow in the Taxation and Welfare Division at the Korea Development Institute in Korea.  Dr. Cheong holds a B.A. in Economics and an M.A. in Economics from Seoul National University, and a Ph.D. in Economics from Stanford University.

Y. Michele Kang.  Ms. Kang has served as a director since May 2006.  She is currently Chief Executive Officer of Cognosante, a Health IT company founded in March 2008.  She has been Vice President and General Manager of Northrop Grumman Information Technology's Health Solutions division since 2003; Vice President and Deputy General Manager, Global Information Technology of Northrop Grumman Mission Systems from 2001 to 2003; and Vice President, e-Business of Northrop Grumman Mission Systems from 2000 to 2001.  She is a member of the eHealth Initiative Leadership Council and a member of the steering committee of Connecting for Health.  Prior to joining Northrop Grumman, Ms. Kang was a partner in the Strategic Advisory Services group of Ernst & Young LLP.  Ms. Kang received a B.A. in Economics from the University of Chicago and a Master's degree in Public and Private Management from the Yale School of Management.

David McIntosh.  Mr. McIntosh has served as a director since May 2005.  Mr. McIntosh served as a director of Rexahn, Corp from March 2004 to May 2005.  He has been a partner at Mayer Brown LLP (law firm) since 2001.  Mr. McIntosh was a member of the United States House of Representatives, representing the 2nd District of Indiana from 1995 to 2001.  From 1993 to 1994, he was a director of the Hudson Institute Competitiveness Center.  He served on President Bush's Council on Competitiveness as Executive Director from 1989 to 1993.  He also served as the Special Assistant to President Reagan for Domestic Affairs from 1987 to 1989 and was the Special Assistant to the Attorney General of the United States from 1986 to 1987.  Mr. McIntosh received a B.A. from Yale College and a J.D. from the University of Chicago Law School.

Freddie Ann Hoffman. Dr. Hoffman has served as a director since June 2007.  Dr. Hoffman is CEO of HeteroGeneity, LLC, a Washington-DC based consulting firm, which she founded in 2003.  She served as Senior Medical Director for New Product Development for Pfizer Consumer Healthcare from 1999 to 2003.  From 1986 until 1999, Dr. Hoffman served as Chief of the Cytokines, Growth Factors and Oncologic Products Branch, in the FDA Center for Biologics Evaluation and Review, where she was involved with the licensing of 15 biologic drugs.  While at the FDA, she also served as deputy director of the Medicine Branch, within the Office of the FDA Commissioner.  Before joining FDA, Dr. Hoffman completed a fellowship in pediatric hematology-oncology at the National Cancer Institute, where she spent a decade conducting clinical and laboratory research, and serving as Director of Extramural Clinical Trials in the Biological Response Modifiers Branch, NCI.  She has a Bachelors of Science in Chemistry from UCLA, and a Medical Degree and general pediatric residency training from the University of California at Davis.

Tae Heum Jeong. Mr. Jeong has served as Chief Financial Officer and Secretary since May 2005 and as a director since June 2005.  Mr. Jeong served as Chief Financial Officer of Rexahn, Corp from December 2002 to May 2005.  From 1997 to November 2002, Mr. Jeong served as a senior investment manager at Hyundai Venture Investment Corporation, a venture capital firm where he managed the biotech investment team.  He was also a committee member of the Industrial Development Fund of Korea's Ministry of Commerce, Industry and Energy from 2000 to 2002.  Mr. Jeong holds an M.S. in Finance from Johns Hopkins University, and a B.S. and an M.S., in Chemistry, from POSTECH.

The Board of Directors has determined that Messrs. Beever and McIntosh, Dr.Cheong, Ms. Kang and Dr. Hoffman, constituting a majority of the Board members, are “independent directors” as that term is defined in listing standards of the Nasdaq Stock Market, as applicable and as may be modified or supplemented.

Board of Directors and Board Meetings

The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2007. Each current director attended 75% or more of the meetings of the Board of Directors and committees of which they were members during the period in which he or she served as a director during the fiscal year ended December 31, 2007.

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9620 Medical Center Drive, Rockville, MD 20850, ATTN: Corporate Secretary (secretary@Rexahn.com).  Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder.  The Secretary will forward appropriate communications to the Board and/or the appropriate director(s).  Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Members of our Board of Directors are encouraged to attend the Annual Meeting of Stockholders if they are available.  All members of our Board of Directors except for David McIntosh attended the Annual Meeting held in 2007.

Board Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each composed of three members.

Audit Committee

The Audit Committee Charter provides that such committee, among other things:

•	appoints or replaces and oversee our independent auditors and approves all audit engagement fees and terms;

•
preapproves all audit (including audit-related) services, internal control-related services and permitted non-audit services (including fees and terms thereof) to be performed for us by our independent auditors;

•	reviews and discusses with our management and independent auditors significant issues regarding accounting and auditing principles and practices and financial statement presentations;

•
reviews and approves our procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Kwang Soo Cheong, Charles Beever, and Y. Michele Kang serve as members of our Audit Committee.  Dr. Cheong serves as Chair of the Audit Committee and as the Audit Committee's audit committee financial expert.  Each of the members meets the criteria for independence required by the Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.  During the year ended December 31, 2007, the Audit Committee met four times.  A copy of the Audit Committee Charter, which we recently amended, is available on our website at www.rexahn.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee Charter provides that such committee, among other things:

•	reviews, evaluates and seeks out candidates qualified to become Board members;

•	reviews committee structure and recommends directors for appointment to committees;

•	develops, reevaluates (not less frequently than every three years) and recommends the selection criteria for Board and committee membership;

•	establishes procedures to oversee evaluation of our Board, its committees, individual directors and management; and

•	develops and recommends guidelines on corporate governance.

Y. Michele Kang, David McIntosh and Freddie Ann Hoffman currently serve as members of our Nominating and Corporate Governance Committee.  Ms. Kang serves as Chair of the Nominating and Corporate Governance Committee.  Each of the members meets the criteria for independence required by the Nasdaq Stock Market.

The Committee reviews, evaluates and seeks out candidates qualified to become Board members, consistent with criteria approved by the Board, who may be submitted by Directors, officers, employees, shareholders and others for recommendation to the Board of Directors.  In fulfilling this responsibility, the Committee shall also consult with the Board of Directors and the chief executive officer concerning director candidates.  While we do not have in place formal procedures by which shareholders may recommend director candidates to the Committee, shareholders may communicate with the members of the Board of Directors, including the Committee by writing to the Secretary of the Company at our headquarters address.  In addition, our amended By-Laws establish a procedure with regard to shareholder proposals for the annual meeting of shareholders, including nominations of persons for election to the Board of Directors.  During the year ended December 31, 2007, Nominating and Corporate Governance Committee met one time.  A copy of the Nominating and Corporate Governance Charter is available on our website at www.rexahn.com.

Compensation Committee

The Compensation Committee Charter provides that such committee, among other things:

•	fixes salaries of executive officers and reviews salary plans for other executives in senior management positions;

•	reviews and makes recommendations with respect to the compensation and benefits for non-employee directors, including through equity-based plans;

•	evaluates the performance of our CEO and other senior executives and assists the Board in developing and evaluating potential candidates for executive positions; and

•	administers our incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

David McIntosh, Charles Beever, and Kwang Soo Cheong serve as members of our Compensation Committee.  Mr. McIntosh serves as Chairman of the Compensation Committee.  Each of the members meets the criteria for independence required by the Nasdaq Stock Market.  During the year ended December 31, 2007, the Compensation Committee met three times.  A copy of the Compensation Committee Charter is available on our website at www.rexahn.com.

The Board recommends a vote FOR the approval of the persons named above be elected as directors of the Company, and signed proxy cards that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 2

RATIFICATION
OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote for the ratification of the appointment of Lazar, Levine & Felix, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  Lazar, Levine & Felix, LLP has been the Company’s auditors for fiscal years 2005, 2006 and 2007 and has no direct or indirect financial interest in the Company.  A representative of Lazar, Levine & Felix, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the stockholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of Lazar, Levine & Felix, LLP.  The following table presents fees for professional audit services rendered by Lazar Levine & Felix LLP and SF Partnership, LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2007 and 2006.

	2007		2006
Audit Fees	$83,000	[1]	$77,500
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

1 Audit Fees relate to the audit of the Company's financial statements and reviews of certain financial statements included in the Company's quarterly reports on Form 10-QSB.  The amount shown represents the maximum fees for such services.

All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. The Audit Committee may delegate to one member of the Committee the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

The Board of Directors recommends a vote FOR the ratification of the appointment of Lazar, Levine & Felix, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, each of whom meets the independence, qualification and experience requirements under the listing standards of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and applicable rules of the Securities and Exchange Commission, in each case as may be modified or supplemented.  The Board of Directors has adopted a written charter for the Audit Committee.  A copy of the Charter is available on the Company's website at www.rexahn.com.

The Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control.  The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Audit Committee reviewed and discussed the Company’s audited financial statements with both management and with Lazar, Levine & Felix, LLP, the Company’s independent registered auditors for 2007.

The Audit Committee had discussions with Lazar, Levine & Felix, LLP regarding the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T.

The Audit Committee received from Lazar, Levine & Felix, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and had discussions with Lazar, Levine & Felix, LLP regarding their independence.

Both the company’s management and auditors responded appropriately to issues raised by the Audit Committee.  Based on the review and discussions referred to above, the Audit Committee determined that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

By the Audit Committee:

Kwang Soo Cheong (Chairman)
Charles Beever
Y. Michele Kang

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth the annual and long-term compensation, from all sources, of the two highest paid officers and directors of the Company for services rendered in all capacities to Rexahn for the fiscal years ended December 31, 2007, and December 31, 2006, except as noted below.  The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

Chang H. Ahn	2007	337,000	35,000	-	183,000	-	-	-	555,000
Chairman of the Board and Chief Executive Officer	2006	330,769	-	-	183,000	-	-	-	513,769

Tae Heum Jeong	2007	151,931	16,000		91,500	-	-	-	259,431
Chief Financial Officer	2006	148,829	-	-	91,500	-	-	-	240,329

Employment Agreements

Chang H. Ahn.  Dr. Ahn's employment agreement dated September 12, 2005 provides that Dr. Ahn will serve as Chief Executive Officer ("CEO") of the Company until September 12, 2010, unless Dr. Ahn's employment is sooner terminated as further described below.  If Dr. Ahn's employment continues beyond September 12, 2010, such employment will become "at-will," unless his employment agreement is expressly extended.

Dr. Ahn will be paid an annual base salary of $350,000, subject to periodic review and potential increase at the Board's sole discretion.  During his employment, Dr. Ahn will be eligible to receive an annual cash bonus, as determined by the Board in its sole discretion, not exceeding 75% of his annual base salary.  In order to receive such cash bonus, Dr. Ahn must be actively employed by the Company on the date on which such cash bonus is scheduled to be paid to him.  Dr. Ahn will also be eligible to receive options to purchase shares of the Company's stock, to be awarded in the Board's sole discretion under the Company's Stock Option Plan (the "Stock Option Plan").  In addition, Dr. Ahn will be eligible for additional bonus in the form of cash and/or stock that may be awarded in the Board's sole discretion.

If Dr. Ahn suffers a "Disability" (as defined in his employment agreement), the Board, in its sole discretion, may terminate the employment agreement immediately upon written notice to Dr. Ahn.  The Board may terminate Dr. Ahn's employment with or without "Cause" (as defined in his employment agreement) or Dr. Ahn may voluntarily terminate his employment, in each case, upon 30 days' written notice.

If the Company terminates Dr. Ahn's employment without Cause (other than following a "Change of Control" (as defined in his employment agreement)), the Company will pay to Dr. Ahn (1) his then current base salary through the termination date, (2) any accrued but unused vacation days as of the termination date, (3) a pro-rata portion of Dr. Ahn's bonus for fiscal year in which the termination occurs, assuming a bonus of 75% of his then current base salary, (4) an amount equaling 6 months of his then current base salary, and (5) continued coverage under the Company's health insurance plan for 18 months.  If Dr. Ahn's employment is terminated by the Board without Cause within the one-year period immediately following a Change of Control, the Company will pay to Dr. Ahn the termination compensation and benefits subject to the conditions as described in clauses (1), (2), (3) and (5) of the first sentence of this paragraph.  In addition, the Company will pay to Dr. Ahn an amount equaling his then current base salary for the greater of the remainder of the term of his employment under the employment agreement or a period of one year.  The payments and benefits to Dr. Ahn described in this paragraph are subject to reimbursement by Dr. Ahn and reduction by any compensation or benefits actually earned or received by Dr. Ahn as an employee of or consultant to any other entity during the period for which Dr. Ahn continues to receive salary payments post-termination, the requirement that Dr. Ahn, in good faith, seek other employment in a comparable position and otherwise mitigate the Company's obligations and Dr. Ahn's execution of a customary release in a form satisfactory to the Company.

Tae Heum Jeong.  Mr. Jeong's employment agreement dated September 12, 2007 provides that Mr. Jeong will serve as Chief Financial Officer of the Company until September 12, 2009, unless Mr. Jeong's employment is sooner terminated as further described below.  If Mr. Jeong's employment continues beyond September 12, 2009, such employment will become "at-will," unless his employment agreement is expressly extended.

Mr. Jeong will be paid an annual base salary of $160,000, subject to periodic review and potential increase at the Board's sole discretion.  During his employment, Mr. Jeong will be eligible to receive an annual cash bonus, as determined by the CEO in his sole discretion, in an amount not exceeding 50% of his annual base salary.  In order to receive such cash bonus, Mr. Jeong must be actively employed by the Company on the date on which such cash bonus is scheduled to be paid to him.  Mr. Jeong will also be eligible to receive options to purchase shares of the Company's stock, to be awarded in the Board's sole discretion under the Stock Option Plan.  In addition, Mr. Jeong will be eligible for additional bonus in the form of cash and/or stock that may be awarded in the Board's sole discretion.

The circumstances under which Mr. Jeong's employment agreement may terminate and the related terms and conditions of any payments and benefits payable to Mr. Jeong as a result of the termination are substantially similar to Dr. Ahn's employment agreement, except that if the Company terminates Mr. Jeong's employment without Cause (other than following a Change of Control), the Company will pay to Mr. Jeong a pro-rata portion of Mr. Jeong's bonus for fiscal year in which the termination occurs, assuming a bonus of 50% of his then current salary.

Mr. Jeong is restricted from soliciting employees or customers of the Company during and for 12 months after the employment period.

To the extent that any amounts payable to Dr. Ahn, or Mr. Jeong described above constitute an amount payable under a "nonqualified deferred compensation plan," as defined in Section 409A, following a "separation from service," as defined in Section 409A, such payment will not be made until the date that is six months following the executive's "separation from service," but only if the executive is then deemed to be a "specified employee" under Section 409A.

Outstanding Equity Awards at Fiscal Year-End

Shown below is information with respect to (i) the unexercised options to purchase Rexahn Pharmaceuticals common stock derived from options to purchase Rexahn common stock granted to the named executive officers in fiscal year 2007 and prior years and held by them at December 31, 2007, after giving effect to the Merger exchange ratio of five shares of Rexahn Pharmaceuticals common stock for each share of Rexahn common stock, (ii) common stock awards that have not vested and (iii) equity incentive plan awards for each named executive officer outstanding as of the fiscal year ended December 31, 2007.  See "Stock Option Plan."

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexer-cised Options (#) Exer-cisable		Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Chang H. Ahn	600,000	*	400,000	*	-	0.80	1/20/2015	-	-	-	-
Tae Heum Jeong	150,000	**	-		-	0.24	8/5/2013	-	-	-	-
	100,000	**	-		-	0.80	8/5/2013	-	-	-	-
	300,000	*	200,000	*	-	0.80	1/20/2015	-	-	-	-

*Represents option awards under the Company's Stock Option Plan which vested 30%, 30% and 40% on 01/20/2006, 01/20/2007 and 01/20/2008, respectively.
**Represents option awards under the Company's Stock Option Plan which vested 30%, 30% and 40% on 12/01/2003, 12/01/2004 and 12/01/2005, respectively.

Director Compensation

The table below sets forth information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2007.

Director Compensation

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yong-Soon Park(1)	1,000	-	39,754	(2)	-	-	-	40,754
Charles Beever	5,000	-	10,493	(3)	-	-	-	15,493
Kwang Soo Cheong	6,000	-	10,493	(4)	-	-	-	16,493
Y. Michele Kang	4,000	-	10,493	(5)	-	-	-	13,993
David McIntosh	5,000	-	30,269	(6)	-	-	-	35,269
Freddie Ann Hoffman	2,000	-	6,388	(7)	-	-	-	8,388

(1) Dr. Park's term as a member of the Board of Directors expired on June 11, 2007.
(2) As of December 31, 2007, Dr. Park had 240,000 option awards outstanding.
(3) As of December 31, 2007, Mr. Beever had 40,000 option awards outstanding.
(4) As of December 31, 2007, Dr. Cheong had 40,000 option awards outstanding.
(5) As of December 31, 2007, Ms. Kang had 40,000 option awards outstanding.
(6) As of December 31, 2007, Mr. McIntosh had 185,000 option awards outstanding.
(7) As of December 31, 2007, Dr. Hoffman had 20,000 option awards outstanding.

Our non-employee director compensation policy is as follows:

(a)	each of the non-employee directors of the Company will receive 20,000 options to purchase shares of the common stock of the Company for each year he or she serves on the Board; and

(b)	each of the non-employee directors of the Company will be compensated for their service on the Board and the Committees as set forth on the following chart:

Position	Compensation
Director	$1,000 per board meeting and limited to maximum of $4,000 per annum
Audit Committee (Chairman)	$3,000 per annum
Audit Committee (Member)	$1,500 per annum
Compensation Committee (Chairman)	$2,000 per annum
Compensation Committee (Member)	$1,000 per annum
Nominating and Corporate Governance Committee (Chairman)	$1,000 per annum
Nominating and Corporate Governance Committee (Member)	$1,000 per annum

No director is compensated for more than one committee membership per year in addition to their board stipend, and directors who are officers of the Company receive no compensation for the board related work whatsoever.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2007, about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))

Plan category
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,045,795	$ 0.97	10,954,205

Equity compensation plans not approved by security holders	-0-	-0-

Total	6,045,795	$ 0.97	10,954,205

Stock Option Plan

In July 2003 the Board of Directors adopted, and in August 2003 our stockholders approved, the Rexahn stock option plan.  In connection with the Merger, we assumed the plan and converted all outstanding options to purchase Rexahn common stock into options to purchase Rexahn Pharmaceuticals common stock.  The number of shares subject to the converted options was multiplied by five and the exercise price per share was divided by five.

The plan permits grants to be made from time to time as non-qualified stock options or incentive stock options.

Administration.  The plan is currently administered by our Compensation Committee.  In order to meet the requirements of the rules under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all future grants under the plan will be made by a committee whose members are "non-employee directors" as defined for purposes of Section 16 of the Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Participation.  The persons to whom grants are made under the plan will be selected from time to time by the stock option committee in its sole discretion from among our employees, officers, directors and consultants.

Shares Subject to Stock Option Plan.  The plan authorizes the issuance or delivery of an aggregate of 17,000,000 shares of common stock.  Shares of common stock subject to the unexercised, undistributed or unearned portion of any terminated or forfeited grant under the plan will be available for further awards.

Stock Options.  The plan authorizes grants of stock options, which may be either incentive stock options eligible for special tax treatment or non-qualified stock options.  Incentive stock options may be granted only to our employees.

Under the provisions of the plan authorizing the grant of stock options:

•
the option price will be determined by the stock option committee; provided, however, that the option price for an incentive stock option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant (110% for grants to an optionee owning more than 10% of our total combined voting power);

•
the term during which each stock option may be exercised will be determined by the stock option committee; provided, however, that incentive stock options generally may not be exercised more than ten years from the date of grant (five years for grants to an optionee owning more than 10% of our total combined voting power); and

•
at the time of exercise of a stock option the option price must be paid in full in cash or in shares of our common stock or in a combination of cash and shares of our common stock or by such other means as the stock option committee may determine.

All grants made under the plan will be evidenced by a letter to the optionee, together with the terms and conditions applicable to the grants, as determined by the stock option committee consistent with the terms of the plan.  These terms and conditions will include, among other things, a provision describing the treatment of grants in the event of certain triggering events, such as a sale of a majority of the outstanding shares of our common stock, a merger or consolidation in which we are not the surviving company, and termination of an optionee's employment, including terms relating to the vesting, time for exercise, forfeiture or cancellation of a grant under such circumstances.

Under the plan, stock options may not be granted after August 5, 2013.

Tax Matters.  The following is a brief summary of the material federal income tax consequences of benefits under the plan under present law and regulations:

(a)
Incentive Stock Options.  The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee.  An optionee will not realize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of our common stock acquired over the option exercise price will be includable in the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of our common stock acquired within one year after their receipt, and within two years after the option was granted, gain or loss realized on the subsequent disposition of the shares of our common stock will be treated as long-term capital gain or loss.  Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income.  In the event of an earlier disposition, the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of our common stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized.  Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount as the optionee realizes such ordinary income.

(b)
Non-qualified Stock Options.  In general, the grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee.  Upon the exercise of a non-qualified stock option, generally the optionee will realize ordinary income and we will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares of our common stock acquired at the time of exercise over the option exercise price.

Amendment, Suspension or Termination of Stock Option Plan.  Our Board of Directors may at any time amend, suspend or discontinue the plan and the stock option committee may at any time alter or amend awards and award agreements made thereunder to the extent permitted by law, provided that no such alteration or amendment will be effective without the approval of our stockholders to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the plan and no such alteration and amendment will impair the rights of any recipient of grants without such recipient's consent.  In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares or other similar event, our Board of Directors will make such amendments to the plan and outstanding grants and award agreements, and make such adjustments and take such actions as it deems appropriate and equitable.  In the event of any proposed change in control (as defined by the plan), the stock option committee will take such action as it deems appropriate and equitable to effectuate the purposes of the plan and to protect the optionees, including, but not limited to, accelerating or changing the exercise dates of stock options, payment of appropriate consideration for the cancellation and surrender of stock options or if equity securities of any other corporation will be exchanged for outstanding shares of our common stock, providing for stock options to become options with respect to such other equity securities.  For purposes of the plan, a change in control means the sale, exchange or disposition of substantially all of our assets or any merger, share exchange, consolidation or other reorganization or business combination in which we are not the surviving corporation or in which our stockholders become entitled to receive cash, securities of our company other than voting common stock or securities of another issuer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

We believe that during fiscal year 2007, our executive officers and directors and more than 10% beneficial owners timely filed all forms required to be filed under Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in accordance with applicable federal securities laws and as required by the Nasdaq Stock Market.  The Code is available on our corporate website at www.rexahn.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 6, 2003, we entered into a research collaboration agreement with Rexgene Biotech Co., Ltd. ("Rexgene"), the holder of approximately 9.84% of our outstanding common stock.  Under the terms of the agreement, we agreed to collaborate with Rexgene to develop and implement a research and development plan (including conducting clinical and animal trials in various countries and exchanging data derived from such trials) in order to register Archexin, one of our drug candidates, for sale and use in Asian countries.  In exchange for Rexgene's initial contribution of $1,500,000, we licensed the technology relating to Archexin to Rexgene.  Rexgene agreed to conduct clinical trials in Asian countries at its own expense, and we agreed to conduct clinical and animal trials in the United States and in non-Asian countries at our own expense.  We agreed to share data, improvements, developments, discoveries and inventions resulting from the agreement.  Rexgene received an exclusive license from us to exploit any results from the research development in Asian countries, and we received an exclusive license to exploit any results from the research and development in non-Asian countries. Rexgene agreed to pay us 3% of the profits derived from the sale of Archexin in Asian countries.  The agreement, if not earlier terminated by either party, will terminate on the expiration of the patents resulting from the agreement, or if no such patents are granted, February 6, 2023.

On September 3, 2003, we entered into a joint research and development agreement with Chong Kun Dang Pharmaceutical Corp. ("CKD"), the holder of approximately 5.36% of our outstanding common stock.  Under the terms of the agreement, we agreed to cooperate in the research and development of a variety of new pharmaceutical compounds for human use in their own capacities.  Each party under the agreement has performed and will continue to perform research, development and other obligations under the agreement at its own expense, and both parties will equally share ownership of all information, data, discoveries and all other results, either patentable or non-patentable, made or developed in connection with or arising out of the agreement.  All profits derived from or in connection with the agreement will be allocated to both parties in proportion to relative contributions based on certain ratios, which vary depending upon a particular research and development phase during which the profits are earned.  The agreement, if not earlier terminated by either party, will last until the expiration of any intellectual property rights pertaining to information, data, discoveries and all other results made or developed in connection with or arising out of the agreement.

Our Audit Committee charter requires that our Audit Committee review and approve all proposed transactions between the Company and any director, officer or other employee of the Company, and any holder of five percent or more of the Company's voting capital stock, in order to ensure that any such transaction is on an arm's length basis and in accordance with all applicable laws and regulations and the requirements of any exchange on which the Company's securities may be listed from time to time.

See also “Election of Directors” for information related to corporate governance and director independence.

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

Our Annual Report on Form 10-KSB, including financial statements for the fiscal year ended December 31, 2007, was mailed to shareholders with this Proxy Statement.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2009 Annual Meeting may do so by submitting the proposal in writing to the Company’s executive offices, 9620 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.  Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than January 19, 2009.  The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our amended and restated bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting.  Stockholder proposals and nominations may be not be brought before the 2009 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our amended and restated bylaws, and the stockholder’s submission is received by us no earlier than the close of business on February 13, 2009, and no later than March 14, 2009.  Proposals or nominations not meeting these requirements will not be entertained at the 2009 Annual Meeting.  Stockholders recommending candidates for consideration by the Nominating and Corporate Governance Committee must provide the candidate’s name, biographical data and qualifications.  Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.  These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.  A copy of the full text of these bylaw provisions may be obtained from our website at www.rexahn.com.

EXPENSES OF SOLICITATION

The cost of the solicitation of proxies will be borne by the Company.  The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.  Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.  The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 was mailed along with this Proxy Statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 29, 2008.  STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

AVAILABILITY OF FORM 10-KSB

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-KSB, including our financial statements but excluding the exhibits to Form 10-KSB. The Annual Report includes a list of the exhibits that were filed with the Form 10-KSB, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Secretary, Tae Heum Jeong at or write us at 9620 Medical Center Drive, Rockville, Maryland 20850.  You may also send an email to us at IR@rexahn.com.  Our Annual Report on Form 10-KSB and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

 If any stockholders in your household wish to receive a separate Annual Report and a separate Proxy Statement, they may call our Secretary, Tae Heum Jeong, at 240-268-5300 or write us at 9620 Medical Center Drive, Rockville, Maryland 20850.  They may also send an email to us at IR@rexahn.com.  Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and Proxy Statements by calling or writing to the our Secretary at 9620 Medical Center Drive, Rockville, Maryland 20850 or by emailing us at IR@rexahn.com.

April 29, 2008

PROXY
REXAHN PHARMACEUTICALS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SHAREHOLDER NAME:_________________________________
NO. SHARES AS OF MAY 12, 2008:________________________

The undersigned hereby appoints Chang H. Ahn and Tae Heum Jeong, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Rexahn Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 12, 2008, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

To vote in accordance with the Board of Directors' recommendations just sign and date this card; no boxes need to be checked.

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposal 2 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.

Please mark your votes as indicated in this example   ☒

1. ELECTION OF SEVEN DIRECTORS -

01 Chang H. Ahn	02 Charles Beever	03 Kwang Soo Cheong
04 Tae Heum Jeong	05 Y.Michelle Kang	06 David McIntosh
07 Freddie Ann Hoffman

FOR	WITHHOLD FOR ALL
☐	☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

___________________________________

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	AGAINST	ABSTAIN
☐	☐	☐

I/We plan to attend the meeting.

☐

Signature	Signature if held jointly

Date: ______________, 2008

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

To view the Annual Report and Proxy materials online go to:
www.Rexahn.com